                        REGISTRATION NO. ________________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  -------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                FP BANCORP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                            33-0018976
      (State or other jurisdiction of              (I.R.S. Employer
       incorporation or organization)             Identification No.)

                                                                                        Harvey L. Williamson, President
                                                                                                FP Bancorp, Inc.
                     613 West Valley Parkway                                                613 West Valley Parkway
            Escondido, California 92025, (760) 741-3312                           Escondido, California 92025, (760) 739-6500
(Address, including zip code, and telephone number, including area code,   (Name, address, including zip code, and telephone number,
            of Registrant's principal executive offices)                           including area code, of agent for service)

                                   COPIES TO:
                             Franklin T. Lloyd, Esq.
                           HIGGS, FLETCHER & MACK LLP
                         401 West "A" Street, Suite 2000
                           San Diego, California 92101

     Approximate date of commencement of proposed sale to public: November 15, 1997

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

------------------------------ ------------------ ------------------------ ------------------------ ------------------
    TITLE OF EACH CLASS                               PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
    OF SECURITIES TO BE           AMOUNT TO BE       OFFERING PRICE PER           AGGREGATE            REGISTRATION
        REGISTERED                 REGISTERED             SHARE (1)           OFFERING PRICE (2)            FEE
------------------------------ ------------------ ------------------------ ------------------------ ------------------
Common Stock, $0.001 par
value                                457,500                $10                  $4,575,000               $1,386
------------------------------ ------------------ ------------------------ ------------------------ ------------------

(1) Based on Fair Market Value of the Common Stock, as defined for purposes of the Debentures, being $20 or less per share. If such value exceeds $20, the number of shares issuable upon conversion will be reduced to a number such that the fair market value thereof shall equal $2,000 per $1,000 in principal amount of Debenture converted and the offering price per share will be proportionately increased (but the aggregate offering price cannot exceed $4,575,000). See DESCRIPTION OF DEBENTURES - Adjustment of Conversion Rate.

(2) Maximum aggregate price receivable by the Company upon conversion of the Debentures.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                                FP BANCORP, INC.

                         457,500 SHARES OF COMMON STOCK


     This Prospectus relates to the offer and sale of up to 457,500 shares (the "Shares") of the common stock, par value, $.001 per share, (the "Common Stock") of FP Bancorp, Inc., a Delaware corporation, (the "Company") issuable upon conversion of its outstanding 9% Convertible Subordinated Debentures (the "Debentures") due December 31, 1997 (the "Maturity Date"). Holders of Debentures who elect to convert them into Common Stock will nevertheless receive accrued and unpaid interest to the Maturity Date.

     On the Maturity Date, the Company will pay the Debenture holders cash in the principal amount of their Debentures together with accrued interest thereon through the Maturity Date; or, for holders who exercise their conversion rights, in lieu of payment of the principal amount in cash, the Company will issue the holder up to 100 shares of Common Stock for each $1,000 principal amount of Debentures (the "Conversion Rate"). The unadjusted Conversion Rate is 100 shares per $1,000 of principal amount of Debenture but is subject to downward adjustment if the Fair Market Value, as defined for purposes of the Debenture, per share of the Common Stock exceeds $20 on the Maturity Date. See "DESCRIPTION OF DEBENTURES - Adjustment of Conversion Rate."

     The Common Stock is quoted on the Nasdaq National Market System. On September 30, 1997, the last reported sale price of the Common Stock on that market was $22.875 per share; and if the last reported sale price on the Maturity Date is the same, Fair Market Value for purposes of the Debenture would be $21.73 and a holder of Debentures who elected to convert a Debenture into Common Stock would, for each $1,000 of Debenture principal, receive 92 shares of Common Stock, plus $0.84 in lieu of the fractional share. The Fair Market Value of the Common Stock on the Maturity Date may be more or less than it was on September 30, 1997, and the Conversion Rate will vary accordingly. The price of the Common Stock received upon conversion will fluctuate in the market and no assurance is given as to the price of the Common Stock at any future time.

INVESTMENT IN THE SECURITIES OFFERED INVOLVES CERTAIN RISKS. SEE "RISK FACTORS."
--------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

----------------------- ---------------------------- -------------------------------- ---------------------
       Per Share             Price to Debenture           Underwriting Discounts           Proceeds to
        Maximum                  Holders (1)                 and Commissions                Issuer (2)
----------------------- ---------------------------- -------------------------------- ---------------------
       Per Share                       $10                        None                            $10
        Maximum                 $4,575,000                        None                     $4,575,000
----------------------- ---------------------------- -------------------------------- ---------------------

(1) Based on Fair Market Value of the Common Stock, as defined for purposes of the Debentures, being $20 or less per share. If such value exceeds $20, the number of shares issuable upon conversion will be reduced to a number such that the fair market value thereof shall equal $2,000 per $1,000 in principal amount of Debenture converted and the offering price per share will be proportionately increased (but the aggregate offering price cannot exceed $4,575,000). See DESCRIPTION OF DEBENTURES - Adjustment of Conversion Rate.

(2) Before deducting legal fees, accounting fees, printing costs and other expenses of this offering, estimated at approximately $15,386.

                     --------------------------------------

                 The date of this Prospectus is __________, 1997

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commissions regional offices at 75 Park Place, 14th Floor, New York, N.Y. 10007 and 500 West Madison Street, Suite 1400, Chicago, IL 60621-2511. Copies of such materials can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission and the address on the Internet site is http://www.sec.gov. Since September 18, 1995 the Common Stock has been traded on the Nasdaq National Market System. Reports, proxy statements and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement"). The Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. The statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of the Company which have been filed with the Commission are hereby incorporated by reference in this Prospectus.

     (a)  Annual report on Form 10-KSB for the year ended December 31, 1996.

     (b) Quarterly reports on Form 10-QSB for the quarters ended March 31, 1997 and June 30, 1997.

     (c)  Proxy Statement for the Company's 1997 Annual Meeting.

     In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(b) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference into this Prospectus and be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Request for such copies should be directed to FP Bancorp, Inc., Attention: Secretary, by mail at 613 West Valley Parkway, Escondido, California 92025, or by telephone (760) 741-3312.

                                  RISK FACTORS

     Competition. In general, the banking business in California is highly competitive with respect to both loans and deposits and is dominated by major banks with many offices operating over a wide geographic area. In the Company's primary service area, major banks dominate the commercial banking industry as a result of acquisitions of other independent banks in the area in recent years. The Company competes for deposits and loans with other commercial banks and with non-bank financial institutions, including savings and loan associations and credit unions.

     Institutions such as brokerage firms, credit card companies and even retail establishments offer alternative investment vehicles such as money market funds and traditional banking services such as check-writing and cash advances on credit card accounts. Other entities (both public and private) seeking to raise capital through the issuance and sale of debt or equity securities also represent a source of competition for the Company with respect to acquisition of deposits.

     Among the advantages certain of these institutions have over the Company are their ability to finance wide-ranging and effective advertising campaigns, to access international money markets and to allocate their investment resources to regions of highest yield and demand. Major banks operating in the Company's service area offer services, such as international banking and trust services, which are not offered by FPNB. Also, by virtue of their greater total capitalization, such banks have substantially higher lending limits than FPNB.

     Financial Markets Risk. Banking is a business that depends primarily on interest rate differentials. In general, the difference between the interest rates paid by the Company on its deposits and its other borrowings, and the interest rates earned by the Company on loans extended to its customers and investment securities held in its portfolio, comprise the major portion of the Company's net earnings. This rate differential can be affected by changes in global, national, and local economic conditions and changes in the interest rate policy of the U.S. Federal Reserve Bank. The Company has no control over these effects; and their changes and effect on the Company cannot be predicted.

     Legislation and Regulation. From time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial institutions. Proposals to change the laws and regulations governing the operations and taxation of bank holding companies, banks and other financial institutions are frequently made in Congress, in the California Legislature and before various bank holding company and bank regulatory agencies. The likelihood of any major change and the impact such change might have cannot be predicted.

     Dependence on Real Estate. A substantial portion of the Company's loan portfolio consists of loans secured by real estate. Real estate term lending, especially lending secured by vacant land, involves risks that real estate values in general will fall and that the value of the particular real estate security for a loan will fall. The Company has no control over real estate values or the state of the economy, and the effect on the Company of changes in these factors cannot be predicted.

     Disclosure Regarding Forward-Looking Statements. This Prospectus and documents incorporated herein by reference include "Forward-Looking Statements." All statements other than descriptions of documents and statements of historical fact included in (i) this Prospectus, including, without limitation, under "Risk Factors," and (ii) included in the Company's annual report on Form 10-KSB for the year ended December 31, 1996, incorporated herein by reference, including, without limitation, under the following sections of that report:

     - the sections entitled "Competition" and "Supervision and Regulation" under "Item 1. DESCRIPTION OF BUSINESS"

     -    "Item 2. DESCRIPTION OF PROPERTIES"

     -    "Item 6. MANAGEMENT'S DISCUSSION AND ANALYSIS"

regarding the Company's strategies, plans, objectives, and expectations; the Company's assessment of interest rate risk; the condition of the economy in its market area; its future operating results; and other matters, are all Forward-Looking Statements.

Although the Company believes that the expectations reflected in such Forward-Looking Statements are reasonable at this time, it can give no assurance that those expectations will prove to be correct. Important factors that could cause actual results materially different from the Company's expectations are set forth in these Risk Factors, as well as elsewhere in this Prospectus and such incorporated documents. All subsequent written and oral Forward-Looking Statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these Risk Factors.


                            DESCRIPTION OF DEBENTURES

     Description. Pursuant to a Prospectus under an effective Registration Statement filed under the federal Securities Act of 1933, as amended, (the "Securities Act"), the Company's predecessor, ENB Holding Company, issued $4,575,000 face amount of Debentures under an agreement of indenture (the "Indenture") between ENB Holding Company and Bank of New York (formerly Meridian Trust Company of California) (the "Trustee"), effective as of November 9, 1992. The Company is the successor of ENB Holding Company and has assumed all of its obligations with respect to the Indenture and the Debentures. The Debentures are convertible into Common Stock, subordinated, bear interest at the rate of 9% per annum, and their Maturity Date is December 31, 1997.

     Conversion Right. Under the terms of the Debentures, holders have the option (i) on the Maturity Date, to receive payment in cash for the face amount of the Debentures or (ii) to exercise a conversion right (the "Conversion Right"). Unless the Conversion Rate changes as described below, Debentures (whose holders elect to exercise their Conversion Rights in accordance with the terms of the Debentures) will convert into Common Stock at the rate of up to 100 shares per $1,000 of principal. Although the unadjusted Conversion Rate is 100 shares per $1,000 of principal amount, this rate may be reduced depending on the Fair Market Value of the Common Stock on the Maturity Date. See "Adjustment of Conversion Rate." Without regard to whether the Conversion Right is exercised, the holder will receive interest on the face amount of the Debentures through the Maturity Date. The Conversion Right may be exercised as to all or part of a Debenture, but in any event must be exercised in multiples of $1,000.

     Adjustment of Conversion Rate. If the Fair Market Value of the Common Stock on the Maturity Date exceeds $20 per share, the Conversion Rate will be reduced such that the Fair

Market Value of the Common Stock issuable upon such conversion shall equal two times the principal amount applied to the conversion (i.e. $1,000 in principal amount will purchase Shares having a Fair Market Value of $2,000). The Company will not issue fractional shares but in lieu thereof will pay each converting Debenture holder an amount equal to the Fair Market Value of any fractional share otherwise issuable. For purposes of the Debentures, Fair Market Value is equal to 95% of the last closing sale price of the Common Stock prior to the Maturity Date as quoted on the Nasdaq National Market System.

     Conversion Procedure. In order to exercise the Conversion Right, the holder of a Debenture shall, on or before December 31, 1997, surrender such Debenture to the Company at the following address:

                         FP Bancorp, Inc.
                         613 West Valley Parkway
                         Escondido, California 92025
                         ATTN:  Secretary

accompanied by a written notice, in the general form attached to the Debenture, that the holder elects to convert such Debenture or a specified portion thereof into Common Stock. Such notice shall also state, if different from the name and address of such holder, the name or names (with social security or taxpayer identification number or numbers and address or addresses) in which the Common Stock certificate or certificates shall be issued.

     Where the shares issuable upon conversion are to be issued in the same name or names as appear on the Debenture, no signature is required except on the conversion notice. However, if the Debentures surrendered for conversion are to be issued to a different name or names than appear on the Debenture, then, in addition to the signature on the conversion notice, the Debentures must be duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the registered holder or his duly authorized attorney, and such signatures must be guaranteed by a bank or brokerage empowered to do so. The Company will review the documents submitted to determine that they are complete and correct. If in order, the Company will promptly forward the original Debenture to the Trustee for cancellation and cause to be issued and delivered at its expense to such holder, or the person designated by such holder in writing, (i) a certificate or certificates for the shares of Common Stock issuable upon the conversion of such Debenture (or specified portion thereof) and (ii) cash (calculated based on Fair Market Value of the Common Stock) in respect of any fractional share of Common Stock otherwise issuable upon such conversion. The Trustee will pay, without regard to whether the Conversion Right is exercised, accrued and unpaid interest on the principal amounts of the Debentures to the Maturity Date.

     Since it is the time of receipt, not the time of mailing, that determines whether Debentures have been properly tendered for conversion, sufficient time should be allowed for Debentures sent by mail to be received prior to December 31, 1997. As to Debentures which have not been properly presented for conversion on or before December 31, 1997, the Conversion Rights will terminate and such Debentures will, upon surrender, be paid in cash in accordance with their terms.

                           DESCRIPTION OF COMMON STOCK

     The Company is authorized to issue 4,000,000 shares of Common Stock, of which 2,777,833 shares were outstanding as of September 30, 1997. If all Debentures are converted into Common Stock, there will be up to an additional 475,500 shares outstanding. The exact number of shares outstanding after this Offering could be less depending on the Fair Market Value of the Common Stock on the Maturity Date. See "DESCRIPTION OF DEBENTURES - Adjustment of Conversion Rate."

     Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting with respect to the election of directors. Holders of Common Stock are entitled to receive ratably any dividends that may be declared by the Board of Directors of the Company out of legally available funds. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company after payment of all debts and liabilities and liquidation preferences of any outstanding shares of Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights.


                         DETERMINATION OF OFFERING PRICE

     The Common Stock is being offered at up to 100 shares of Common Stock per $1,000 principal amount of Debenture. The Conversion Rate begins at 100 Shares per $1,000 principal amount of Debenture, however, if the Fair Market Value of the Common Stock on the Maturity Date is more than $20, the Conversion Rate will reduce such that the Fair Market Value of the Shares received per $1,000 in principal amount of Debentures will equal $2,000. The "offering price" of the shares in this Offering will vary based upon the Conversion Rate. Where the Conversion Rate declines in amount, the offering price per share will be effectively increased and vice-versa. Immediately following the Maturity Date, the Company's Board of Directors, based upon the Fair Market Value of the Common Stock on the Maturity Date, will determine the final Conversion Rate. The final Conversion Rate will determine the number of Shares to be issued and fractional Share to be purchased from each Debenture holder exercising a Conversion Right.


                                 USE OF PROCEEDS

     The Offering will not generate new proceeds to the Company because the Shares will be issued in satisfaction of the principal amount of the Debentures being converted. However, upon conversion of the Debentures and issuance of the related Shares, the liability on the balance sheet of the Company which has been associated with such Debentures will be decreased in an amount equal to the principal amount of such Debentures and the Company's stockholders' capital account will increase by a like amount less costs associated with this offering and the conversion.


                              PLAN OF DISTRIBUTION

     The Company will solicit its Debenture holders to convert the Debentures into Common Stock without the use of underwriters or other paid agents. Debenture holders wishing to exercise their Conversion Rights shall transmit the related Debentures together with duly executed notices of exercise to the Trustee. See "DESCRIPTION OF DEBENTURES - Conversion

Right." The Company will determine the validity and effectiveness of the material transmitted and notify the Trustee as to the principal amount of Debentures which have been converted. Immediately following the Maturity Date, the Company's Board of Directors will determine the final Conversion Rate. See "DESCRIPTION OF DEBENTURES - Determination of Offering Price." The Company will cause its transfer agent to forward certificates evidencing the Shares issuable upon such conversions to the former Debenture holders, or person(s) designated by them, at the address(es) provided in their respective transmittal letters. Such certificates will be accompanied, in each case, by a payment equal to the Fair Market Value of the fractional Share otherwise issuable upon such conversion.


                                     EXPERTS

     The consolidated financial statements of the Company as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, incorporated by reference in this Prospectus, have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL OPINION

     The legality of the securities being offered hereby has been passed upon by Higgs, Fletcher & Mack LLP, corporate counsel for the Company.


                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify an officer or director who is made a party to a "proceeding" whether civil, criminal, administrative or investigative (including a lawsuit or derivative action) because of his position if he acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the Company may advance expenses incurred in defending any proceeding in certain cases. If the director or officer is successful on the merits, he must be indemnified against all expenses actually and reasonably incurred. If the officer or director is adjudged liable, indemnity can be made only by court order. Such determination shall be made (1) by a majority vote of directors who are not parties to such action, or (2) if there are no directors or if directors so direct by, independent legal counsel, or (3) by the stockholders.

     Article 6 of the bylaws provides that the Company shall, to the maximum extent and in the manner permitted by the Delaware General Corporation Law, indemnify any director or officer against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any proceeding. The Company shall pay the expenses in advance of final disposition provided that the director shall repay all amounts advanced if it is determined that he is not entitled to be indemnified. The bylaws also authorize the Company to purchase and maintain insurance on behalf of directors and officers against any liability asserted against them.

     Article 8 of the Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law, no director shall be personally liable to the corporation for monetary damages for breach of fiduciary duty as a director. In addition, neither any amendment nor repeal of
Article 8 nor the adoption of any provision of the Certificate of Incorporation inconsistent with Article 8, shall eliminate or reduce the effect of the Article. The primary purpose of Article 8 is to enhance the Company's ability to attract and retain qualified officers and directors and to encourage directors and officers to continue to make independent and entrepreneurial decisions in good faith on behalf of the Company. While the Company believes that Article 8 will have a positive effect, the ability of the Company or its stockholders to bring legal action against the Company's directors and officers will be impaired.

     The employment agreement of each executive officer of First Pacific National Bank ("FPNB"), the Company's wholly-owned subsidiary, also provides that FPNB will indemnify the executive in the event he is made a party to any action by a third party provided certain criteria are met. The executive must have acted in good faith and in a manner he reasonably believed to be in the best interests of FPNB and his actions must have been taken within the course and scope of his employment as an officer or employee of FPNB.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said act and is, therefore, unenforceable.

     The Company has a staggered board of directors. The board of directors consists of 14 members who are divided into two classes in respect of term of office. Each class contains one-half of the whole number of the board. The terms of directors are two years and one-half of the board is elected each year.

No dealer, salesman or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in or incorporated by reference in this Prospectus and, if given or
made, such information or representation must not be relied upon as having been                FP BANCORP, INC.
authorized by the Company or either of the Purchasers.  This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these securities offered in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.  Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances,
create any implication that the information herein is correct as of any time                   457,500 SHARES
subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.


                                                                                               COMMON STOCK


                                                                                               ------------------

                                                                                               PROSPECTUS
TABLE OF CONTENTS                                                      PAGE                    ------------------

Available Information

Incorporation of Certain Documents by Reference

Risk Factors

Description of Debentures

Description of Common Stock                                                                   ___________, 1997

Determination of Offering Price

Use of Proceeds

Plan of Distribution

Experts

Legal Opinion

Indemnification of Officers and Directors

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with the offering are as follows:

                                                        Amount
                                                        ------
Registration Fee Under Securities Act of 1933          $ 1,386

NASD Filing Fee                                        $ 2,000

Blue Sky Fees and Expenses                                   *

Printing                                               $ 1,000

Legal Fees and Expenses                                $ 8,000

Accounting Fees and Expenses                           $ 1,500

Indenture Trustee's Fees                               $   500

Miscellaneous Expenses                                 $ 1,000

Federal Taxes                                                *

                        TOTAL                          $15,386
                                                       =======

* Not applicable or none.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     See "PROSPECTUS - Indemnification of Officers and Directors."


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     See the Exhibit Index of this Registration Statement.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Securities Act") may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBITS.
---------

4.1 Indenture dated November 9, 1992 (including Form of Debenture) (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-2, File number 33-52086)

4.2 Trust Agreement (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-2, File number 33-52086)

5              Opinion of Higgs, Fletcher & Mack LLP

23.1           Consent of KPMG Peat Marwick LLP

23.2           Consent of Higgs, Fletcher & Mack LLP (included in Exhibit 5)

24             Power of Attorney (included in signature page)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Escondido, State of California, on October 3, 1997.

                                       FP BANCORP, INC.
                                       (Registrant)


                                       By: /s/ Harvey L. Williamson
                                          --------------------------------
                                          Harvey L. Williamson, President
                                          and Chief Executive Officer


                               POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Harvey L. Williamson and Michael J. Perdue, or either of them, his attorney-in-fact, each with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms all that each said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Name                   Capacity                     Date
            ----                   --------                     ----

/s/  Mark N. Baker                 Director                October 3, 1997
-----------------------------
Mark N. Baker


/s/  Gary W. Deems                 Director,               October 3, 1997
-----------------------------      Executive Vice
Gary W. Deems                      President, Chief
                                   Administrative
                                   Officer and Secretary


/s/  Earle W. Frey, Jr.            Director                October 3, 1997
-----------------------------
Earle W. Frey, Jr.


/s/  Robert W. Klemme              Director                October 3, 1997
-----------------------------
Robert W. Klemme

           Name                    Capacity                    Date
           ----                    --------                    ----

/s/  Joseph J. Kuebler             Director                October 3, 1997
-----------------------------
Joseph J. Kuebler


/s/  Randall C. Luce               Director                October 3, 1997
-----------------------------
Randall C. Luce


/s/  Larry R. Markham              Director                October 3, 1997
-----------------------------
Larry R. Markham


/s/  Richard W. McBride            Director                October 3, 1997
-----------------------------
Richard W. McBride


/s/  Michael J. Perdue             Director,               October 3, 1997
-----------------------------      Executive Vice
Michael J. Perdue                  President, and Chief
                                   Operating Officer
                                   (Principal Financial
                                   Officer and Principal
                                   Accounting Officer)


/s/  Richard S. Spanjian           Director                October 3, 1997
-----------------------------
Richard S. Spanjian


/s/  Robert M. Spanjian            Director                October 3, 1997
-----------------------------
Robert M. Spanjian


/s/  Richard B. Thomas             Director                October 3, 1997
-----------------------------
Richard B. Thomas


/s/  Michael W. Wexler             Director                October 3, 1997
-----------------------------
Michael W. Wexler


/s/  Harvey L. Williamson          Director,               October 3, 1997
-----------------------------      President and
Harvey L. Williamson               Chief Executive
                                   Officer (Principal
                                   Executive Officer)